Exhibit 99.1

July 30, 2015

USD PARTNERS LP INCREASES CASH DISTRIBUTION AND ANNOUNCES EARNINGS RELEASE DATE

HOUSTON - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that the Board of Directors of USD Partners GP LLC, its general partner, declared a quarterly cash distribution of $0.29 per unit for the second quarter of 2015 ($1.16 per unit on an annualized basis), representing an increase of $0.0025 per unit over the prior quarter. The distribution is payable on August 14, 2015, to unitholders of record as of the close of business on August 10, 2015.

Second Quarter 2015 Earnings Release Date and Conference Call Information

The Partnership plans to report second quarter 2015 financial and operating results after market close on Tuesday, August 11, 2015. The Partnership will host a conference call and webcast regarding second quarter 2015 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Wednesday, August 12, 2015.

To listen live over the Internet, participants are advised to log on to the Partnership’s web site at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 85736064. Participants are advised to dial in at least five minutes prior to the call.

An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 85736064. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About USD Partners LP

The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related rail terminals and other high-quality and complementary midstream infrastructure assets and businesses. The Partnership’s assets consist primarily of: (i) an origination crude-by-rail terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day and (ii) two destination unit train-capable ethanol rail terminals in San Antonio, Texas, and West Colton, California, with a combined capacity of approximately 33,000 barrels per day. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.

Qualified Notice to Nominees

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of the Partnership’s second quarter 2015 cash distribution. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Adam Altsuler, (281) 291-3995
Vice President and Chief Financial Officer

Ashley Means, (281) 291-3965
Director, Finance & Investor Relations